EXHIBIT 23.1
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                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Boston Scientific Corporation for the registration of 969,459 shares of its common stock and to the incorporation by reference therein of our report dated February 1, 2001, with respect to the consolidated financial statements of Boston Scientific Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2000 and of our report dated March 27, 2001 with respect to the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                                     /s/ Ernst & Young LLP
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Boston, Massachusetts
May 29, 2001